CERTIFICATE OF MERGER
                               OF
                      ECS INDUSTRIES, INC.
                     a Delaware corporation
                                   and
                   INCUBUS ACQUISITIONS, INC.
                      a Nevada corporation



     The   undersigned  corporations,  ECS  INDUSTRIES,  INC.,   a   Delaware
corporation ("ECS"), and INCUBUS ACQUISITIONS, INC., a Nevada corporation ("IAI"), do hereby certify:

     1. IAI is a corporation duly organized and validly existing under the laws of the State of Nevada. Articles of Incorporation were originally filed on April 7, 1995.

     2. ECS is a corporation duly organized and validly existing under the laws of the State of Delaware. Articles of Incorporation were originally filed on May 18, 1987.

     3. IAI and ECS are parties to a Merger Agreement, pursuant to which IAI will be merged with and into ECS. Upon completion of the merger ECS will be the surviving corporation in the merger and IAI will be dissolved. Pursuant to the Merger Agreement the stockholders of IAI will receive stock in ECS. For purposes of process of service, the address of ECS is 30 Old Rudnick Lane #100, Dover, Delaware 19901.

     4. The Articles of Incorporation and Bylaws of ECS as existing prior to the effective date of the merger shall continue in full force as the Articles of Incorporation and Bylaws of the surviving corporation.

     5. The complete executed Agreement and Plan of Merger dated as of February 17, 2000, which sets forth the plan of merger providing for the merger of INI with and into ECS is on file at the corporate offices of ECS.

     6. A copy of the Merger Agreement will be furnished by ECS on request and without cost to any stockholder of any corporation which is a party to the merger.

     7. The plan of merger as set forth in the Agreement and Plan of Merger, has been approved by a majority of the Board of Directors of IAI at a meeting held February 17, 2000.

     8. IAI has 9,510,000 shares of common stock issued, outstanding and entitled to vote on the merger. At a meeting of the Shareholders of IAI held February 17, 2000 all 9,510,000 shares voted in favor of the merger.

     9. The plan of merger as set forth in the Agreement and Plan of Merger, was approved by a majority of the Board of Directors of ECS at a meeting held February 17, 2000.

     10. Stockholder approval of the Agreement and Plan of Merger by the Stockholders of ECS is not required pursuant to the provisions of Section 251(f) of the Corporation Law of the State of Delaware.

     11. The manner in which the exchange of issued shares of IAI shall be affected is set forth in the Agreement and Plan of Merger.

     IN WITNESS WHEREOF, the undersigned have executed these Certificate of Merger this 17th day of February, 2000.


ECS INDUSTRIES, INC.                              INCUBUS ACQUISITIONS, INC.
a Delaware corporation                            a Nevada corporation


By/s/ James Pruzin                             By/s/ Andreas Commins
    JAMES PRUZIN, President                       ANDREAS COMMINS, President


By/s/ Charles McGuirk                          By/s/ Andreas Commins
    CHARLES McGUIRK, Secretary                    ANDREAS COMMINS, Secretary



STATE OF California   )
                      )  SS:
COUNTY OF Los Angeles )

     On 2-17-00 before me, a Notary Public, personally appeared JAMES PRUZIN who is the President of ECS INDUSTRIES, INC., and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ Regis Possino
                              ________________________________
                              Notary Public

STATE OF California   )
                      )  SS:
COUNTY OF Los Angeles )

     On 2-17-00 before me, a Notary Public, personally appeared CHARLES McGUIRK who is the Secretary of ECS INDUSTRIES, INC., and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ Regis Possino
                              ________________________________
                              Notary Public


STATE OF NEVADA     )
                    )  SS:
COUNTY OF CLARK     )

     On 2-17-00 before me, a Notary Public, personally appeared ANDREAS COMMINS who is the President and Secretary of INCUBUS ACQUISITIONS, INC., and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ Debra Amigone
                              ________________________________
                              Notary Public